                                                                    EXHIBIT 4(A)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       BALTIMORE GAS AND ELECTRIC COMPANY
                                       TO
                         BANKERS TRUST COMPANY, TRUSTEE

                                ----------------

                             SUPPLEMENTAL INDENTURE
               SUPPLEMENTING DEED OF TRUST DATED FEBRUARY 1, 1919
                             ---------------------

                                   TO SECURE
                                  $125,000,000
                    FLOATING RATE SERIES DUE APRIL 15, 1999
                         FIRST REFUNDING MORTGAGE BONDS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

SUPPLEMENTAL INDENTURE, made as of the fifteenth day of March in the year nineteen hundred and ninety-four, for convenience of reference, and effective from the time of execution and delivery hereof, by and between BALTIMORE GAS AND ELECTRIC COMPANY (name changed from CONSOLIDATED GAS ELECTRIC LIGHT AND POWER COMPANY OF BALTIMORE on April 4, 1955), a corporation duly created and organized under the law of the State of Maryland, hereinafter called the "Company," party of the first part, and BANKERS TRUST COMPANY, a corporation duly created and organized under the law of the State of New York, having its principal office and place of business at Four Albany Street, Borough of Manhattan, The City of New York, hereinafter called the "Trustee," party of the second part.

    WHEREAS, The Company heretofore duly executed, acknowledged and delivered to the Trustee (a) an indenture of mortgage or deed of trust dated February 1, 1919 (which as amended and/or supplemented by the seventy-two supplemental indentures hereinafter mentioned, is hereinafter called the "Refunding Mortgage"), recorded among the Land Records or Mortgage Records (as the case may be) of Baltimore City, Baltimore County, Howard County, Anne Arundel County, Carroll County, Harford County, Montgomery County, Prince George's County, Calvert County, Cecil County, and Frederick County, Maryland, and indexed among the Chattel Records of Baltimore City and each of the counties aforesaid except Frederick County; (b) twenty-six successive indentures supplemental to and forming a part of the Refunding Mortgage, dated respectively as of December 1, 1920, October 1, 1921, September 1, 1922, June 1, 1925, March 1, 1929, July 1, 1930, June 1, 1931,
November 1, 1934, May 1,  1935, July 1, 1935, December  1, 1936, June 15,  1938,
June  1, 1939, January 1, 1941, April 1, 1946, March 1, 1948, December 19, 1949,
December 20, 1949, June 15, 1950, January 15, 1951, June 1, 1953, July 15, 1954,
December 1, 1955, March 1, 1958, June 1, 1960, and July 15, 1962, each recorded among the Land Records or Mortgage Records (as the case may be) of Baltimore City and the counties aforesaid, and recorded or indexed (as the case may be) among the Chattel Records of Baltimore City and the counties aforesaid except Frederick County; (c) forty-four indentures supplemental to and forming a part of the Refunding Mortgage, dated as of July 15, 1964, April 15, 1966, August 1, 1967, December 15, 1968, September 15, 1969, April 1, 1970, July 1, 1970,
September 15, 1970, April 15, 1971, September 1, 1971, January 1, 1972, July 1, 1972, September 15, 1972, August 15, 1973, February 1, 1974, July 1, 1974,
September 15, 1974, August 1, 1975, September 15, 1976, July 15, 1977 (three supplemental indentures), September 15, 1977, July 1, 1978, September 15, 1979 (two supplemental indentures), September 15, 1980, July 8, 1981, October 1, 1981, July 15, 1982, March 1, 1986, June 15, 1987, October 15, 1989, October 15,
1990, August 15, 1991, January 15, 1992, July 1, 1992, February 15, 1993,  March
1,  1993, March  15, 1993,  April 15,  1993, July  1, 1993,  July 15,  1993, and
October 15, 1993, and each recorded among the Land Records of Baltimore City and the counties aforesaid (with respect to personal property and fixtures located in Maryland now owned or hereafter acquired by the Company, the lien of the Refunding Mortgage has been perfected as a security interest under the Maryland Uniform Commercial Code, by recording and indexing a financing statement in the office of the Maryland State Department of Assessments and Taxation); (d) the aforesaid indenture of mortgage or deed of trust dated February 1, 1919, and the following indentures supplemental thereto dated as of December 1, 1920, November 1, 1934, December 1, 1936, June 15, 1938, January 1, 1941, April 1, 1946,
December 19, 1949, December 20, 1949, June 15, 1950, January 15, 1951, July  15,
1954,  December 1, 1955,  March 1, 1958, June  1, 1960, July  15, 1962, July 15,
1964, April 15,  1966, August 1,  1967, December 15,  1968, September 15,  1969,
April 1, 1970, July 1, 1970, September 15, 1970, April 15, 1971, September 1, 1971, January 1, 1972, July 1, 1972, September 15, 1972, August 15, 1973,
February 1, 1974, July 1, 1974, September 15, 1974, August 1, 1975, September 15, 1976, July 15, 1977 (three supplemental indentures), September 15, 1977, July 1, 1978, September 15, 1979 (two supplemental indentures), September 15, 1980, July 8, 1981, October 1, 1981, July 15, 1982, March 1, 1986, June 15,
1987,  October 15, 1989,  October 15, 1990,  August 15, 1991,  January 15, 1992,
July 1, 1992, February 15, 1993, March 1, 1993, March 15, 1993, April 15,  1993,
July 1, 1993, July 15, 1993, and October 15, 1993, have been duly recorded in mortgage books in the respective offices of the Recorders of Deeds in and for Adams County, Armstrong County, Bedford County, Blair County, Cambria County, Cumberland County, Franklin County, Huntingdon County, Indiana County, Montgomery County, Westmoreland County, and York County, Pennsylvania; (e) and also Supplemental Indentures dated July 26, 1965 and June 16, 1967 have been duly recorded in mortgage books in the respective offices of the Recorders of Deeds in and for Armstrong and Indiana Counties, Pennsylvania; and (f) the aforesaid indenture of mortgage or deed of trust dated February 1, 1919 and the following supplemental indentures thereto dated as of December 1, 1920, November 1, 1934, December 1, 1936, June 15, 1938, January 1, 1941, April 1, 1946,
December 19, 1949, March 1, 1958, July 15, 1964, April 15, 1966, August 1, 1967,
December 15, 1968, April 1, 1970, April 15, 1971, September 1, 1971, January 1, 1972, July 1, 1972, September 15, 1972, August 15, 1973, February 1, 1974,
September 15, 1976, July 15, 1977 (three supplemental indentures), September 15, 1977, July 1, 1978, September 15, 1979 (two supplemental indentures), March 1, 1986, June 15, 1987, October 15, 1989, October 15, 1990, August 15, 1991,
January  15, 1992,  July 1, 1992,  February 15,  1993, March 1,  1993, March 15,
1993, April 15, 1993, July  1, 1993, July 15, 1993,  and October 15, 1993,  have been duly recorded in the mortgage books in the office of the Recorder of Deeds in and for Montgomery County, Pennsylvania (with respect to personal property and fixtures located in Pennsylvania, now owned or hereafter acquired by the Company, the lien of the Refunding Mortgage has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania); which Refunding Mortgage is hereby referred to and made a part hereof as fully as if herein recited at length, and the several corporations, mortgages or deeds of trust, indentures, bonds, notes, securities and stocks referred to in the Refunding Mortgage are, when hereinafter referred to, sometimes referred to by the short names by which they are referred to in the Refunding Mortgage, and the several words, terms and expressions particularly defined or construed in the Refunding Mortgage, in Section 4 or Section 5 of
Article XI thereof or elsewhere, when used in this supplemental indenture are used as so defined or construed in the Refunding Mortgage; and

    WHEREAS,  By the  Refunding Mortgage it  is among other  things provided, in
Section 9 of Article III thereof, that from time to time the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, subject to the provisions of the Refunding Mortgage, execute, acknowledge and deliver indentures supplemental thereto, which thereafter shall form a part thereof, for the purpose (among others) of conveying, assuring or confirming to, or vesting in, the Trustee additional property now owned or hereafter acquired pursuant to Section 7 of Article I or Section 2 of Article III of the Refunding Mortgage, adding to the covenants of the Company in the Refunding Mortgage for the protection of the holders of the Securities, making provisions for the redemption before maturity of any bonds thereafter to be issued thereunder, or making such provision, not inconsistent with the Refunding Mortgage, as may be necessary or desirable with respect to matters or questions arising thereunder; and

    WHEREAS, The Company has determined to issue additional bonds under and pursuant to the provisions of the Refunding Mortgage and has determined to execute, acknowledge and deliver this indenture, supplemental to the Refunding Mortgage and hereafter to form a part thereof, for the purpose of conveying, assuring or confirming to, or vesting in, the Trustee additional property now owned or hereafter acquired pursuant to Section 7 of Article I or Section 2 of
Article III of the Refunding Mortgage, adding to the covenants of the Company in the Refunding Mortgage for the protection of the holders of the Securities, making provisions for the redemption before maturity of bonds hereafter to be issued under the Refunding Mortgage, and making such provision, not inconsistent with the Refunding Mortgage, as may be necessary or desirable with respect to matters or questions arising thereunder, and the Company and the Trustee are willing so to execute, acknowledge and deliver this supplemental indenture for the purposes aforesaid; and

    WHEREAS, At meetings of the Board of Directors of the Company duly called and held as provided by law on the seventeenth day of September, 1993 and the eighteenth day of February, 1994, at which meetings a quorum of said Board of Directors was present and voted, this supplemental indenture was then and there submitted to the said Board of Directors and resolutions authorizing the execution, acknowledgment and delivery of this supplemental indenture and the issuance, certification and delivery of First Refunding Mortgage Bonds under and pursuant to the provisions of the Refunding Mortgage, as so supplemented by this supplemental indenture, were unanimously adopted by the affirmative vote of all the members so present.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That, in order to secure the payment of the principal of and interest on all such bonds at any time issued and outstanding under the Refunding Mortgage, according to their tenor and effect, and to secure the performance of all the covenants and conditions contained in the Refunding Mortgage as supplemented by this supplemental indenture, and to declare the terms and conditions upon which said bonds are issued, or to be issued, and secured under the Refunding Mortgage, Baltimore Gas and Electric Company, the party of the first part, in consideration of the premises and of the purchase of such bonds by the holders thereof, and of the sum of one dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, has executed and delivered these presents and hereby ratifies, approves and confirms the Refunding Mortgage in all respects as fully as if all the terms, provisions, covenants and conditions thereof were herein again set forth at length, as supplemented hereby, and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein unto Bankers Trust Company, party of the second part, and unto its successors and assigns forever, all and singular the premises, property and franchises of the Company other than as excepted in the Refunding Mortgage, now owned or hereafter acquired in Maryland or Pennsylvania.

    TOGETHER with all the rights, privileges and appurtenances to any of said premises, property and franchises belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title and interest which the Company now has or may hereafter acquire therein or thereto or in or to any part thereof.

    TO HAVE AND TO HOLD, All and singular the said premises, property and franchises, appurtenances, rents, issues, income and profits hereby conveyed, transferred, assigned and confirmed, or intended so to be, unto the Trustee, its successors and assigns, forever.

    IN TRUST, NEVERTHELESS, For the equal and proportionate benefit and security of all holders of the bonds and interest obligations issued or to be issued under the Refunding Mortgage, and for the enforcement of the payment of said bonds and interest obligations when payable and the performance of and compliance with the covenants and conditions of the Refunding Mortgage as supplemented by this supplemental indenture, without preference, priority or distinction, as to lien or otherwise of any series of bonds over any other series of bonds, or of any one bond over any other bonds, by reason of priority in the issue or negotiation thereof or otherwise, so that each and every bond issued or to be issued under the Refunding Mortgage or secured thereby shall have the same right, lien and privilege under the Refunding Mortgage as supplemented by this supplemental indenture, and so that the principal and interest of every such bond, subject to the terms of the Refunding Mortgage as so supplemented, be equally and proportionately secured thereby as if all had been duly made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Refunding Mortgage, it being intended that the lien and security of the Refunding Mortgage shall take effect from the date of the execution and delivery thereof without regard to the time of such actual issue, sale or disposition of said bonds, and as though upon said date all of said bonds had been actually issued, sold and delivered to, and were in the hands of, holders thereof for value.

    AND IT IS HEREBY FURTHER COVENANTED AND DECLARED, That all such bonds are issued and certified and delivered, or to be issued and certified and delivered, and the mortgaged premises and property are to be held by the Trustee, subject to the further covenants, conditions, uses and trusts in the Refunding Mortgage, as supplemented by this supplemental indenture, set forth, and it is agreed and covenanted by the Company with the Trustee and the respective holders from time to time of bonds issued under the Refunding Mortgage as follows, viz:

    1. As supplemented hereby, each and all of the terms, provisions, covenants, conditions, uses and trusts set forth in that portion of the Refunding Mortgage beginning with and including the words "Article I. Issue and Appropriation of Bonds," and continuing to the end of the Refunding Mortgage, as supplemented and amended by the seventy-two successive supplemental indentures herein above mentioned, are hereby expressly ratified, approved and confirmed, as fully and with the same force and effect as if the same were herein again set forth at length, provided, however, that no provision of this Supplemental Indenture is intended to reinstate any provisions in the Refunding Mortgage which were amended and superseded by the amendments to the Trust Indenture Act of 1939 effective as of November 15, 1990.

    2. One series of bonds to be issued under and secured by the Refunding Mortgage shall be designated as Floating Rate Series due April 15, 1999, First Refunding Mortgage Bonds (hereinafter called "bonds of the Designated Series"). Bonds of the Designated Series shall be issued only as registered bonds in denominations of one thousand dollars and multiples thereof. Bonds of the Designated Series may be exchanged for a like aggregate principal amount of bonds of the Designated Series of other denominations. Each bond of the Designated Series shall be dated the date of its authentication, shall mature April 15, 1999, shall be payable as to principal and interest in lawful money of the United States of America which shall be legal tender at the time such payment becomes due, at the principal office of Bankers Trust Company (or its successor in trust), in the Borough of Manhattan, in The City of New York, or at such other institutions as designated by the Company, provided, however, that each installment of interest may be paid by mailing checks, or by wire transfers, for such interest payable to the order of the person entitled thereto to the registered address of such person as it appears on the books of the Company, and shall bear interest from the fifteenth day of January, April, July or October, as the case may be, to which interest has been paid on the bonds of the Designated Series (unless the date of such bond is prior to July 15, 1994, in which case it shall bear interest from March 21, 1994), provided however, that, subject to the provisions of this Section with respect to failure by the Company to pay any interest on an interest payment date, the holder of any bond dated after a record date (as hereinafter defined) for the payment of interest and prior to the date of payment of such interest shall not be entitled to payment of such interest and shall have no claim against the Company with respect thereto. Bonds of the Designated Series shall bear interest at the three month London interbank offered rate ("LIBOR") plus .15 per cent per annum as calculated and reset in the manner and at the times as described below in
Section 3, payable quarterly on the fifteenth days of January, April, July and October in each year (the "Interest Payment Dates"). The first interest payment shall be made on July 15, 1994. The interest payable on any interest payment date shall be paid to the persons in whose names bonds of the Designated Series were registered at the close of business on the record date for such payment of interest notwithstanding any cancellation of bonds of the Designated Series on any transfer or exchange thereof between such record date and such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date such defaulted interest shall be paid to the persons in whose names bonds of the Designated Series are registered either at the close of business on the subsequent record date fixed for payment of such defaulted interest, or (if no such subsequent record date shall have been fixed) at the close of business on the day preceding the date of payment of such defaulted interest. A subsequent record date for payment of defaulted interest may be established by or on behalf of the Company by notice to holders of bonds of the Designated Series not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used herein shall mean, with respect to any regular interest payment date, the close of business on the last day of the calendar month next preceding such interest payment date. The bonds may also be represented by a permanent global bond or bonds, registered in the name of The Depository Trust Company, as depositary (the "Depositary"), or a nominee of the Depositary (each such bond represented by a permanent global bond being referred to herein as a "Book-Entry Bond"). Beneficial interests in Book-Entry Bonds will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary's participants. The Company shall not be required to make transfers or exchanges of bonds of the Designated Series during a period of fifteen days preceding the mailing of notice of a partial redemption of bonds of such Series, or to transfer or exchange bonds of the Designated Series, or the portion thereof, which shall have been designated for redemption. Upon thirty days' notice in the manner set forth in Article X, Section 2 of the Refunding
Mortgage, bonds of the Designated Series at any time outstanding shall be redeemable prior to maturity, as a whole at any time, or in part from time to time, at the option of the Company, at 100% of principal amount, if redeemed otherwise than by operation of the sinking fund, and, at any time after July 31, 1996, by operation of the sinking fund provided for by Article X, Section 3 of the Refunding Mortgage, at 100% of principal amount, with accrued interest to the date of redemption, provided, however, that prior to April 15, 1996, none of the bonds of the Designated Series may be redeemed.

    3. Bonds of the Designated Series will bear interest at the interest rate calculated based upon three month LIBOR plus .15%. LIBOR will be determined on the second London Business Day (as defined below) prior to the first day of each Interest Period (the "Interest Determination Date"). The period commencing on an Interest Payment Date and ending on and excluding the next succeeding Interest Payment Date is called an "Interest Period," with the exception that the first Interest Period shall extend from March 21, 1994 to July 15, 1994, the first Interest Payment Date. LIBOR will be determined by Bankers Trust Company acting as calculation agent (the "Calculation Agent") in accordance with the following provisions:

        (a) With respect to any Interest Determination Date, LIBOR will be determined on the basis of the offered rates for deposits of not less than $1,000,000 having the index maturity of three months, commencing on the second business day on which dealings in deposits in U.S. dollars are transacted in the London interbank market ("London Business Day") immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate for such Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent.

        (b) With respect to an Interest Determination Date on which fewer than two offered rates for the three month index maturity appear on the Reuters Screen LIBO Page as described in (a) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which deposits in U.S. dollars having the three month index maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount not less than $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the three month index maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a Representative Amount; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the rate of interest in effect for the immediately preceding Interest Period.

    4. The recitals of fact contained herein, in the Refunding Mortgage as hereby supplemented, and in the bonds (other than the certificate of authentication of the Trustee on the bonds), shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations to the value of the mortgaged property or any part thereof, or as to the title of the Company thereto, or as to the value or validity of the security afforded thereby and by the Refunding Mortgage, or as to the value or validity of any securities at any time held under the Refunding Mortgage, or as to the validity of this supplemental indenture or the Refunding Mortgage or of the bonds issued thereunder, and the Trustee shall incur no responsibility, except as otherwise provided in the Refunding Mortgage, in respect of such matters.

    5. If and to the extent that any provision of this supplemental indenture limits, qualifies, or conflicts with another provision of the Refunding Mortgage required to be included therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control; provided, however that nothing in this supplemental indenture contained shall be so construed as to relieve the Company or the Trustee of any duty or obligation which it would otherwise have to any holder of any bond or bonds heretofore issued under the Refunding Mortgage, or so construed as to grant to the Trustee any rights as against any holder of bond or bonds heretofore issued under the Refunding Mortgage not granted under said Refunding Mortgage, and no provision in this supplemental indenture contained shall impair any of the rights of any holder of any bond or bonds heretofore issued under the Refunding Mortgage.

    6. All the provisions of this supplemental indenture shall become effective immediately. This supplemental indenture and all the provisions thereof shall form a part of the Refunding Mortgage and all references or mention in the Refunding Mortgage to the Refunding Mortgage or to any of the terms, provisions, covenants, conditions, uses or trusts thereof or the recitals or statements therein or to the recording, filing or refiling thereof, shall be applicable to the terms, provisions, covenants, conditions, uses and trusts of, and the recitals and statements in, this supplemental indenture and the Refunding Mortgage as hereby supplemented, and to the recording, filing and refiling thereof, as fully and with the same force and effect as if all the terms, provisions, covenants, conditions, uses and trusts of, and all the recitals and statements in, the Refunding Mortgage were herein again set forth at length and the entire Refunding Mortgage as hereby supplemented were herein set forth at length as one new instrument.

    IN TESTIMONY WHEREOF, on this fourteenth day of March, 1994, Baltimore Gas and Electric Company has caused these presents to be signed in its corporate name by its President or a Vice President, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary; and Bankers Trust Company has also caused these presents to be signed in its corporate name by its President or a Vice President or an Assistant Vice President, and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries.

                                           BALTIMORE GAS AND ELECTRIC COMPANY,
                                          By __________/s/_C.W. SHIVERY_________
                                                       Vice President

Attest _______/s/_L.H. CHURCH______ (Seal)
           Assistant Secretary

STATE OF MARYLAND:          SS:
CITY OF BALTIMORE:

    I HEREBY CERTIFY, that on this fourteenth day of March, 1994, before me, the subscriber, a Notary Public of the State of Maryland, in and for the City of Baltimore aforesaid, personally appeared C.W. Shivery, Vice President of Baltimore Gas and Electric Company, and on behalf of the said corporation did acknowledge the foregoing instrument to be the act and deed of Baltimore Gas and Electric Company.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and Notarial Seal on the day and year aforesaid.

                                          ___________/s/_GWEN SMETANA___________
                                                      Notary Public

                                              My Commission expires 11/17/97

                 [BANKERS TRUST COMPANY signature on next page]

                                                  BANKERS TRUST COMPANY,
                                          By ________/s/_ROBERT CAPORALE________
                                                       Vice President

Attest ______/s/_SHIKHA DOMBEK_____ (Seal)
           Assistant Secretary

STATE OF NEW YORK:          SS:
COUNTY OF NEW YORK:

    I HEREBY CERTIFY, that on this 14th day of March, 1994, before me, the subscriber, a Notary Public of the State of New York, in and for the County of New York aforesaid, personally appeared Robert Caporale, Vice President of Bankers Trust Company, and on behalf of the said corporation did acknowledge the foregoing instrument to be the act and deed of Bankers Trust Company; and at the same time such Vice President, for and on behalf of said corporation, made oath in due form of law that the consideration stated in the foregoing deed of trust is true and bona fide as therein set forth, and also that he/she is a Vice President and agent of the said Bankers Trust Company, Trustee, grantee in the foregoing instrument and duly authorized to make this affidavit.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and Notarial Seal on the day and year aforesaid.

                                          ____________/s/_JOHN FLORIO___________
                                                      Notary Public

                                              My Commission expires 12/20/95

                            CERTIFICATE OF RESIDENCE

    Bankers Trust Company, Mortgagee and Trustee within named, hereby certifies that its precise residence is Four Albany Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

                                          BANKERS TRUST COMPANY,

                                          By ________/s/_ROBERT CAPORALE________
                                                       Vice President